Exhibit 10.1

AIRCRAFT TIME SHARING AGREEMENT

THIS TIME SHARING AGREEMENT (this “Agreement”) is entered into on January 23, 2006 by Cephalon, Inc. (“Owner”), a Delaware corporation, with principal offices at 41 Moores Road, Frazer, PA 19355 and Frank Baldino, Jr., Ph.D. (“Lessee”).

BACKGROUND:

A.                                   Owner is the registered owner of certain civil aircraft as described in the Specification Sheet attached hereto and made a part hereof, as Exhibit A (the “Aircraft”).

B.                                     Owner employs a fully qualified flight crew to operate the Aircraft;

C.                                     From time to time, Lessee may desire to lease the Aircraft and flight crew from owner for Lessee’s personal travel at Lessee’s discretion on a time sharing basis as defined in Section 91.501(c)(1) of the Federal Aviation Regulations (“FAR”).

D.                                    This Agreement sets forth the understanding of the Parties as to the terms under which Owner will provide Lessee with the use, on a periodic basis, of the Aircraft; and

E.                                      The use of the Aircraft will at all times be pursuant to and in full compliance with the requirements of FAR Part 91 and particularly, Sections 91.501(b)(6), 91.501(c)(1), and 91.501(d).

NOW, THEREFORE, Owner and Lessee agree as follows:

1.                                       Subject to the terms and conditions of this Agreement, Owner agrees to lease the Aircraft to Lessee at Lessee’s discretion from time-to-time on a non-exclusive basis and on an “as needed and as available basis” pursuant to the provisions of FAR Section 91.501(b)(6), 91.501(c)(1), and 91.501(d) and to provide a fully qualified flight crew for all operations for flights scheduled in accordance with the terms of this Agreement.

2.                                       This Agreement shall remain in effect unless and until terminated by either party for any reason upon written notice to the other, such termination to become effective ten (10) days from the date of the notice or upon the earlier of (a) the termination of this Agreement by consent of Owner and Lessee, (b) the date of Lessee’s termination of employment with Owner and (c) the date of Lessee’s death.

3.                                       Lessee may use the Aircraft from time-to-time, subject to the prior permission and approval of Owner, for any and all purposes allowed by FAR Section 91.501(b)(6).  Lessee’s use shall include the use of the Aircraft by his or her guests if they accompany him or her on the flight.  Lessee shall not accept any compensation whatsoever for any flight conducted under this Agreement.

4.                                       Lessee shall pay Owner for each flight conducted under this Agreement the actual expenses of each specific flight as authorized by FAR Section 91.501(d) as in effect from time to time.  On the date of this Agreement these expenses include and are limited to:

(a)           fuel, oil, lubricants and other additives;

(b)           travel expenses of the crew, including food, lodging and ground transportation;

(c)           hangar and tie down costs away from the Aircraft’s base of operation;

(d)           insurance obtained for the specific flight;

(e)           landing fees, airport taxes and similar assessments;

(f)            customs, foreign permit and similar fees directly related to the flight;

(g)           in-flight food and beverages;

(h)           passenger ground transportation;

(i)            flight planning and weather contract services; and

(j)            an additional charge equal to one hundred percent (100%) of the expenses listed in clause (a) above.

5.                                       Owner will pay all expenses related to the operation of the Aircraft when incurred and will provide monthly invoices to Lessee for the expenses enumerated in Section 4 hereof. Lessee shall pay the amounts invoiced within fifteen (15) days after receipt of the related invoice.

6.                                       The Parties acknowledge that with the exception of the expenses for in-flight food and beverages and passenger ground transportation, the payment of expenses set forth in Section 4 hereof are subject to the federal excise tax imposed under Section 4261 of the Internal Revenue Code.  Lessee shall pay Owner for such expenses and the amount of such taxes within fifteen (15) days of receipt of the applicable invoice.  Owner agrees to collect and remit to the Internal Revenue Service for the benefit of Lessee all such federal excise taxes.

7.                                       In the event that Lessee desires to use the Aircraft pursuant to this Agreement, Lessee will so notify Owner and will provide Owner with requests for flight time and proposed flight schedules as far as possible in advance of any given flight. Requests for flight time shall be in a form, whether oral or written, mutually convenient to and agreed upon by Owner and Lessee. In addition to proposed schedules and flight times, Lessee shall provide at least the following information for each proposed flight at some time prior to scheduled departure as required by Owner or Owner’s flight crew:

(a)           departure point;

(b)           destinations;

(c)           date and time of flight;

(d)           the number and identity of any anticipated passengers;

(e)           the nature and extent of luggage and/or cargo to be carried;

(f)            the date and time of a return flight, if any; and

(g)           any other information concerning the proposed flight that may be pertinent or required by Owner or Owner’s flight crew.

8.                                       Owner shall have sole and exclusive authority over the scheduling of the Aircraft, including which aircraft is used for any particular flight.

9.                                       Owner shall be solely responsible for securing maintenance, preventive maintenance, and required or otherwise necessary inspections on the Aircraft and shall take such requirements into account in scheduling flights of the Aircraft.  No period of maintenance, preventive maintenance, or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless such maintenance or inspection can be safely conducted at a later time in compliance with all applicable laws and regulations, and within the sound discretion of the pilot-in-command. The pilot-in-command shall have final and complete authority to cancel any flight for any reason or condition that in his or her judgment would compromise the safety of the flight.

10.                                 Owner shall be responsible for the physical and technical operation of the Aircraft and the safe performance of all flights and shall retain full authority and control, including exclusive operational control, and possession of the Aircraft at all times during the term of this Agreement.  Owner shall employ, pay for, and provide to Lessee a qualified flight crew for each flight undertaken under this Agreement. In accordance with applicable FAR, the qualified flight crew provided by Owner will exercise all of its duties and responsibilities with respect to the safety of each flight conducted under this Agreement. Lessee agrees that the flight crew, in its sole discretion, may terminate any flight, refuse to commence any flight, or take other action that in the considered judgment of the pilot-in-command is necessitated by considerations of safety. Without limiting the generality of Section 11, no such action of the pilot-in-command shall create or support any liability for loss, injury, damage, or delay to Lessee or any other person.

11.                                 THE OWNER AND LESSEE AGREE THAT OWNER SHALL IN NO EVENT BE LIABLE TO LESSEE OR HIS EMPLOYEES, AGENTS, REPRESENTATIVES, GUESTS, OR INVITEES FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES AND/OR PUNITIVE DAMAGES OF ANY KIND OR NATURE UNDER ANY CIRCUMSTANCES OR FOR ANY REASON INCLUDING ANY DELAY OR FAILURE TO FURNISH THE AIRCRAFT OR CAUSED OR OCCASIONED BY THE PERFORMANCE OR NON-PERFORMANCE OF ANY SERVICES COVERED BY THIS AGREEMENT.

12.                                 Owner may maintain such insurance coverage with respect to the Aircraft and any flights made under this Agreement as Owner may elect in its sole discretion, including all-risk physical damage insurance (hull Coverage), aircraft bodily injury and property damage liability insurance. The risk of loss during the period when the Aircraft is operated on behalf of Lessee under this Agreement shall remain with Owner, and Owner will retain all rights and benefits with respect to the proceeds payable under policies of hull insurance maintained by Owner that may be payable as a result of any incident or occurrence while an Aircraft is being operated on behalf of Lessee under this Agreement. Lessee shall be named as an additional insured on liability insurance policies maintained by Owner on the Aircraft with respect to flights conducted pursuant to this Agreement. The liability insurance policies on which Lessee is named an additional insured shall provide that as to Lessee coverage shall not be invalidated or adversely affected by any action or inaction, omission or misrepresentation by Owner or any other person (other than Lessee). Any hull insurance policies maintained by Owner on any Aircraft used by Lessee under this Agreement shall include a waiver of any rights of subrogation of the insurers against Lessee.

13.                                 Lessee agrees that the insurance specified in Section 12 shall provide its sole recourse for all claims, losses, liabilities, obligations, demands, suits, judgments or causes of action, penalties, fines, costs and expenses of any nature whatsoever, including attorneys’ fees and expenses for or on account of or arising out of, or in any way connected with the use of the Aircraft by Lessee or its guests, including injury to or death of any persons, including Lessee and its guests which may result from or arise out of the use or operation of the Aircraft during the term of this Agreement.  This Section 13 shall survive termination of this Agreement.

14.                                 A copy of this Agreement shall be carried in the Aircraft and available for review upon the request of the FAA on all flights conducted pursuant to this Agreement.

15.                                 Lessee represents, warrants and covenants to Owner that:

(a)           He will use each Aircraft for and on his own account only and will not use any Aircraft for the purposes of providing transportation of passengers or cargo in air commerce for compensation or hire;

(b)           He shall refrain from incurring any mechanics or other lien in connection with the Aircraft, whether permissible or impermissible under this Agreement, and he shall not attempt to convey, mortgage, assign, lease or any way alienate the Aircraft or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien, and Lessee shall, at his own expense, promptly take such action as may be necessary to discharge any such lien;

(c)           During the term of this Agreement, he will abide by and conform to all such laws, governmental, and airport orders, rules, and regulations as shall from time to time be in effect relating in any way to the operation and use of the Aircraft by a time-sharing lessee.

16.                                 For purposes of this Agreement, the permanent base of operation of the Aircraft shall be New Castle County Airport, 191 N. DuPont Highway, Wilmington, DE, 19720 unless changed by Owner, in which event Owner shall notify Lessee of the new permanent base of operation of the Aircraft.

17.                                 Lessee hereby indemnifies Owner and agrees to hold harmless Owner from and against any Losses imposed on, incurred by or asserted against Owner (i) arising out of or resulting from the willful misconduct or gross negligence of Lessee, (ii) to the extent such Loss is a direct result of any failure of Lessee to comply with any covenants required to be performed or observed by him, or (iii) to the extent such Loss is a direct result of any breach by Lessee of any of Lessee’s warranties or representations contained in this Agreement.  Losses shall be determined after taking into account the available proceeds of any applicable insurance policies.

18.                                 Neither this Agreement nor Lessee’s interest in this Agreement shall be assignable to any other person or entity without the prior written consent of Owner.

19.                                 Owner shall have the right to add or substitute aircraft, and to remove aircraft from the fleet, from time to time during the term of this Agreement.  Any such change in aircraft will be provided for in Schedule A to this Agreement.

20.                                 Legal title to the Aircraft shall remain in the Owner at all times.

21.                                 This Agreement shall be governed by and construed in accordance with the laws of Pennsylvania (excluding the conflicts of law rules thereof).

22.                                 This Agreement constitutes the entire understanding between Owner and Lessee with respect to its subject matter, and there are no representations, warranties, conditions, covenants, or Agreements other than as set forth expressly herein. Any changes or modifications to this Agreement must be in writing and signed by authorized representatives of both parties. This Agreement may be executed in counterparts, which shall, singly or in the aggregate, constitute a fully executed and binding Agreement.

23.                                 Any notice, request, or other communication to any party by the other party under this Agreement shall be conveyed in writing and shall be deemed given on the earlier of the date (i) notice is personally delivered with receipt acknowledged, (ii) a facsimile notice is transmitted, or (iii) three (3) days after notice is mailed by certified mail, return receipt requested, postage paid, and addressed to the party at the address set forth below. The address of a party to which notices or copies of notice are to be given may be changed from time to time by such party by written notice to the other party.

If to Owner:

Cephalon, Inc.

41 Moores Road

Frazer, PA 19355

Attention: General Counsel

FAX: 1-610-738-6258

If to Lessee:

Frank Baldino, Jr., Ph.D.

c/o Cephalon, Inc.

41 Moores Road

Frazer, PA 19355

24.                                 If any one or more of the provisions of the Agreement shall be held invalid, illegal, or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal, or unenforceable provision shall be replaced by a mutually acceptable provision, which, being valid, legal, and enforceable, comes closest to the intention of the parties underlying the invalid, illegal, or unenforceable provision. To the extent permitted by applicable law, the parties hereby waive any provision of law, which renders any provision of this Agreement prohibited or unenforceable in any respect.

25.                                 The failure of a party to require performance of any provision of this Agreement shall in no way affect that party’s right thereafter to enforce such provision nor shall the waiver by a party of any breach of any provision of this Agreement be taken or held to be a waiver of any further breach of the same provision or any other provision.

26.                                 NEITHER OWNER (NOR ITS AFFILIATES) MAKES, HAS MADE OR SHALL BE DEEMED TO MAKE OR HAVE MADE, AND OWNER (FOR ITSELF AND ITS AFFILIATES) HEREBY DISCLAIMS, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH

RESPECT TO ANY AIRCRAFT TO BE USED HEREUNDER OR ANY ENGINE OR COMPONENT THEREOF INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, AIRWORTHINESS, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR TITLE.

27.                                 Truth in leasing statement under FAR Section 91.23:  Owner shall mail a copy of this Agreement for and on behalf of both Parties to:  Flight Standards Technical Division, P.O. Box 25724, Oklahoma City, Oklahoma 73125, within twenty-four (24) hours of its execution, as provided by FAR Section 91.23(c)(1). Additionally, Owner agrees to comply with the notification requirements of FAR Section 91.23 by notifying by telephone or in person the FAA Flight Standards District Office nearest the airport where the first flight will originate at least forty-eight (48) hours prior to the first flight under this Agreement.

(a)           OWNER HEREBY CERTIFIES THAT THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED WITHIN THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT, EXCEPT TO THE EXTENT THE AIRCRAFT IS LESS THAN TWELVE (12) MONTHS OLD, IN ACCORDANCE WITH THE PROVISIONS OF FAR PART 91 AND ALL APPLICABLE REQUIREMENTS FOR THE MAINTENANCE AND INSPECTION THERE UNDER HAVE BEEN MET AND ARE VALID FOR THE OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT.

(b)           OWNER WHOSE ADDRESS APPEARS IN SECTION 23 ABOVE AND WHOSE AUTHORIZED SIGNATURE APPEARS BELOW, AGREES, CERTIFIES, AND KNOWINGLY ACKNOWLEDGES THAT WHEN THE AIRCRAFT IS OPERATED UNDER THIS AGREEMENT, OWNER SHALL BE KNOWN AS, CONSIDERED, AND SHALL IN FACT BE THE OPERATOR OF THE AIRCRAFT AND THAT OWNER UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

(c)           AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FARS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE, OR AIR CARRIER DISTRICT OFFICE. EACH PARTY AGREES TO UNDERSTAND AND ABIDE BY THESE REGULATIONS.

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IN WITNESS WHEREOF, Owner and Lessee caused the signatures of their authorized representatives to be affixed below on the day and year first above written.

OWNER:

CEPHALON, INC.

/s/ Carl A. Savini
Name: Carl A. Savini
Title: Sr. Vice President, Chief Adminstrative Officer

LESSEE:

/s/ Frank Baldino, Jr., Ph.D.
Frank Baldino, Jr., Ph.D.

EXHIBIT A

CEPHALON, INC.

Aircraft Subject to Time Sharing Agreement

Each of the undersigned is a party to the Time Sharing Agreement dated January 23, 2006, by and between Cephalon, Inc. (“Cephalon” or “Owner”), and Frank Baldino, Jr., Ph.D. (“Lessee”) (collectively the «Parties»), and agrees that from and after the date below, until this Exhibit A shall be superseded and replaced through agreement of the Parties or the Time Sharing Agreement shall be terminated pursuant to its terms, the Aircraft described below shall constitute the «Aircraft» described in and subject to the terms of the Time Sharing Agreement.

2001 Bombardier Challenger CL-600-2B16

Manufacturer’s Serial Number 5488

FAA Registration Number N8570

Engine Model: General Electric CF34-3B; Serial Numbers: 872952 and 872953

Dated: January 23, 2006

OWNER:

CEPHALON, INC.

/s/ Carl A. Savini

By:	Carl A. Savini

Its:	Sr. Vice President, Chief Administrative Officer

LESSEE:

Frank Baldino, Jr., Ph.D.

/s/ Frank Baldino, Jr., Ph.D.